Exhibit 99.1

TransDigm Group Reports Fiscal Fourth Quarter and Year-End Results

Cleveland, Ohio, November 19, 2009/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter and fiscal year ended September 30, 2009. Highlights for the quarter and fiscal year include:

•	Fourth quarter net sales up 4.3% to $197.4 million from $189.2 million

•	Fourth quarter earnings per share up 9.3% to $0.82 from $0.75

•	Fiscal 2009 net sales up 6.7% to $761.6 million from $713.7 million

•	Fiscal 2009 net income up 22.4% to $162.9 million from $133.1 million

•	Fiscal 2009 earnings per share up 21.9% to $3.23 from $2.65

•	Fiscal 2009 EBITDA As Defined up 12.5% to $374.7 million from $333.1 million

•	Fiscal 2009 adjusted earnings per share up 22.6% to $3.42 from $2.79

Net sales for the quarter rose 4.3% to $197.4 million from $189.2 million in the comparable quarter a year ago. The favorable contribution from acquisitions was partially offset by a 4.6% decline in organic net sales. The decrease in organic sales was primarily due to lower commercial OEM and aftermarket demand partially offset by strong defense sales.

Net income for the quarter rose 9.5% to $41.6 million, or $0.82 per share, compared with $38.0 million, or $0.75 per share, in the comparable quarter a year ago. This increase of $3.6 million was primarily due to the improvements in operating margins resulting from the strength of our proprietary products, productivity gains from continued cost reduction initiatives, a decrease in interest expense and a lower effective tax rate.

Adjusted net income for the quarter increased 14.1% to $45.1 million, or $0.89 per share, from $39.5 million, or $0.78 per share, in the comparable quarter a year ago. Adjusted net income in the current quarter excludes $3.5 million, net of tax, or $0.07 per share, of non-cash compensation-related expenses and acquisition-related costs. Adjusted net income for the prior-year quarter excluded $1.5 million, net of tax, or $0.03 per share, of acquisition-related costs and non-cash compensation-related expenses.

EBITDA for the quarter increased 2.2% to $89.7 million from $87.8 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 5.1% to $94.1 million from $89.5 million for the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 47.7%, a slight improvement from 47.3% in the prior-year period.

Fiscal 2009 Results

Fiscal 2009 net sales were $761.6 million, a 6.7% increase over net sales of $713.7 million in the comparable period last year. Organic net sales decreased approximately 2.4%, which were offset by recent acquisitions.

Fiscal 2009 net income increased 22.4% to $162.9 million, or $3.23 per share, from $133.1 million, or $2.65 per share, in the comparable period a year ago. The increase was primarily due to the growth in net sales, improvements in operating margins resulting from the strength of our proprietary products, productivity gains from continued cost reduction initiatives, favorable product mix and a decrease in interest and income tax expense.

Fiscal 2009 adjusted net income increased 23.3% to $172.6 million, or $3.42 per share, from $140.1 million, or $2.79 per share, in the comparable period a year ago. Adjusted net income in fiscal 2009 excludes $3.9 million of certain non-cash compensation-related expenses, net of tax, or $0.08 per share, and $5.8 million of acquisition-related costs, net of tax, or $0.11 per share. Adjusted net income in the prior fiscal year excluded $4.0 million of certain non-cash compensation-related expenses, net of tax, or $0.08 per share, and $3.0 million of acquisition-related costs, net of tax, or $0.06 per share.

Fiscal 2009 EBITDA increased 11.8% to $362.9 million compared with $324.5 million for the comparable period a year ago. EBITDA As Defined for fiscal 2009 increased 12.5% to $374.7 million from $333.1 million in fiscal 2008. Organic EBITDA As Defined was up over 5%.

“Despite the continued uncertainty surrounding the airline industry and the global economy, we are pleased with our fiscal 2009 operating performance,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Our EBITDA As Defined margin increased to more than 49%, and with lower interest and income tax expense this led to an increase in adjusted earnings per share of 22.6%. This performance again reflects our consistent value generation strategy. We maintain our strict focus on productivity, new business development, value pricing and a well-defined acquisition strategy through all phases of the market cycle.”

He continued “In fiscal 2009, we completed the acquisition of three proprietary aerospace component businesses and ended the fiscal year in sound financial condition with nearly $190 million in cash and almost $200 million of capacity on our revolving credit facility. This cash position, together with our existing credit facilities, and our expected cash generation of about $190 million from operations in fiscal 2010 before acquisitions, provides us with adequate financial flexibility to support continued growth and pursue acquisition opportunities.”

Fiscal 2010 Outlook

Assuming no acquisition activity and based upon current market conditions, the Company expects fiscal 2010 financial performance to be as follows:

•	Net sales are anticipated in the range of $770 million to $800 million compared with $762 million in fiscal 2009;

•

Net income is anticipated in the range of $116 million to $126 million compared with $163 million in fiscal 2009. The fiscal 2010 Net Income will be negatively impacted by the amortization and interest expense relating to the recent bond offering and costs associated with the one-time special dividend;

•	EBITDA As Defined is anticipated in the range of $376 million to $390 million compared with $375 million in fiscal 2009;

•	Earnings per share are expected to be in the range of $2.28 to $2.48 per share on weighted average shares of 51.0 million compared with $3.23 per share in fiscal 2009; and

•	Adjusted earnings per share are expected to be in the range of $2.90 to $3.10 per share compared with $3.42 in fiscal 2009.

“We go into fiscal 2010 with considerable market uncertainty,” said Howley. “In differing degrees, most of our market segments are still experiencing headwinds. Though there appears to be some indication of stabilization, it is far from clear at this point.”

Our fiscal 2010 guidance is based on the following market revenue assumptions.

In the Commercial OEM segment, we are assuming revenue decline in the mid-single digit percent range. This is based on a reduction in commercial transport rates in the second half of the fiscal year as well as lower business jet revenues.

In the Commercial Aftermarket segment, we are assuming worldwide traffic growth will be modestly down in the first half and increase in the second half, for a net flat year over year. This yields a low to mid-single digit percent revenue growth for the year.

In the Defense segment, we are assuming a low single digit percent decline for the year.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income and a reconciliation of operating cash flow to EBITDA and EBITDA As Defined for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on November 19, 2009, beginning at 11:00 a.m., Eastern Time. To join the call, dial (800) 573-4842 and enter the pass code 81756826. International callers should dial (617) 224-4327 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 49886700. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/ electromechanical actuators and controls, ignition systems and components, gear pumps, specialized valves, engineered connectors, power conditioning devices, specialized fluorescent lighting, specialized AC/DC electric motors, aircraft audio systems, engineered latches and cockpit security devices, lavatory hardware and components, hold open rods and locking devices, specialized cockpit displays, elastomers, NiCad batteries/chargers, and starter generators and related components.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, acquisition-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Fiscal 2010 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED

SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fiscal Years Ended September 30,
	2009	2008	2009	2008

NET SALES	$197,354	$189,238	$761,552	$713,711

COST OF SALES	88,958	85,800	332,206	327,780

GROSS PROFIT	108,396	103,438	429,346	385,931

OPERATING EXPENSES:
Selling and administrative	22,081	19,101	80,018	74,650
Amortization of intangibles	3,774	3,161	13,928	12,002

Total operating expenses	25,855	22,262	93,946	86,652

INCOME FROM OPERATIONS	82,541	81,176	335,400	299,279

INTEREST EXPENSE - Net	19,550	22,306	84,398	92,677

INCOME BEFORE INCOME TAXES	62,991	58,870	251,002	206,602

INCOME TAX PROVISION	21,380	20,881	88,100	73,476

NET INCOME	$41,611	$37,989	$162,902	$133,126

Net Earnings Per Share:
Basic earnings per share	$0.85	$0.78	$3.36	$2.78
Diluted earnings per share	$0.82	$0.75	$3.23	$2.65

Weighted-Average Shares Outstanding:
Basic	48,678	48,485	48,481	47,856
Diluted	50,752	50,610	50,459	50,202

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED

SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fiscal Years Ended September 30,
	2009	2008	2009	2008

Net Income	$41,611	$37,989	$162,902	$133,126

Depreciation and Amortization	7,179	6,605	27,521	25,254
Interest Expense, net	19,550	22,306	84,398	92,677
Income Tax Provision	21,380	20,881	88,100	73,476

EBITDA	89,720	87,781	362,921	324,533

Add: As Defined Adjustments:

Deferred Compensation Costs (1)	—	573	297	2,216
Stock Option Expense (2)	1,592	936	5,782	4,002
Acquisition-Related Costs (3)	2,755	209	5,690	2,326

Gross Adjustments to EBITDA	4,347	1,718	11,769	8,544

EBITDA As Defined	$94,067	$89,499	$374,690	$333,077

EBITDA As Defined, Margin(4)	47.7%	47.3%	49.2%	46.7%

(1)	Represents the expenses recognized by TransDigm Group under its deferred compensation plans.
(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses and product lines into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold, facility relocation costs and other acquisition-related costs.

(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED

SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fiscal Years Ended September 30,
	2009	2008	2009	2008

Net Income	$41,611	$37,989	$162,902	$133,126

Gross Adjustments to EBITDA	4,347	1,718	11,769	8,544
Purchase Accounting Backlog Amortization	932	630	3,237	2,227
Tax Adjustment	(1,814)	(835)	(5,267)	(3,834)

Adjusted Net Income	$45,076	$39,502	$172,641	$140,063

Basic Earnings per Share	$0.85	$0.78	$3.36	$2.78
Diluted Earnings per Share	$0.82	$0.75	$3.23	$2.65

Adjusted Basic Earnings per Share	$0.93	$0.81	$3.56	$2.93
Adjusted Diluted Earnings per Share	$0.89	$0.78	$3.42	$2.79

Weighted-Average Shares Outstanding:
Basic	48,678	48,485	48,481	47,856
Diluted	50,752	50,610	50,459	50,202

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTY-NINE WEEK PERIODS ENDED

SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008

(Amounts in thousands)

(Unaudited)

	Fiscal Years Ended
	Sept 30, 2009	Sept 30, 2008

Net Cash Provided by Operating Activities	$197,112	$189,635
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	1,897	(35,544)
Interest expense - net (1)	81,147	89,580
Income tax provision - current	79,300	66,141
Non-cash equity compensation (2)	(5,813)	(4,035)
Excess tax benefit from exercise of stock options	9,278	18,756

EBITDA	362,921	324,533
Adjustments:
Acquisition-related costs (3)	5,690	2,326
Non-cash compensation and deferred compensation costs (4)	6,079	6,218

EBITDA As Defined	$374,690	$333,077

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium.
(2)	Represents the compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses and product lines into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold, facility relocation costs and other acquisition-related costs.

(4)	Represents the compensation expense recognized by TransDigm Group under its stock plans and its deferred compensation plans.

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	September 30, 2009	September 30, 2008

Cash and cash equivalents	$190,167	$159,062
Trade accounts receivable - net	106,446	96,196
Inventories	167,766	144,114

Accounts payable	44,680	25,140
Accrued liabilities	55,072	63,362

Long-term debt	1,356,761	1,357,230